SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: October 12, 1998

                              ETHIKA CORPORATION
       (Exact name of the registrant as specified in its charter)

     MISSISSIPPI                                        64-044887
(State or other jurisdiction of                      (IRS Employer
 incorporation or organization)                   Identification No.)

                             11249 West 103rd Drive
                          Westminster, Colorado 80021
                    (Address of Principal Executive Office)

     Registrant's telephone number including area code: (303) 637-2351

Item 4. Change in Registrant's Certifying Accountant

Effective October 9, 1998, PricwaterhouseCoopers LLP, the Registrant's independent accountants for the past two fiscal years, were dismissed. The dismissal of PricewaterhouseCoopers LLP was approved by the Registrant's Board of Directors. The Registrant has not engaged new auditors though it anticipates that auditors located in the Denver metropolitan area will be engaged on or before October 31, 1998. New auditors will be approved by the Board of Directors. No consultation regarding accounting policy or procedures with new auditors will occur prior to their engagement.

PricewaterhouseCooper LLPs reports for the fiscal years ended December 31, 1996 and 1997 have not contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles, except that PricewaterhouseCooper LLP's report on the financial statements for the fiscal year ended December 31, 1997 contained an explanatory paragraph regarding the Registrant's ability to continue as a going concern. Nor has there been any disagreement with PricewaterhouseCooper LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the Registrant's two most recent fiscal years and from December 31, 1997 through October 9, 1998 which if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

The Registrant has provided PricewaterhouseCoopers LLP with a copy of the disclosure contained herein and has requested that PricewaterhouseCoopers LLP provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the disclosure. PricewaterhouseCoopers LLP has provided such a letter, which is attached hereto as an Exhibit to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits.

     (C)  Exhibits:

16.1 Letter Re: Change in Certifying Accountant dated October 9, 1998.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ETHIKA CORPORATION
(Registrant)

/s/   Dennis Brovarone
      ___________________________
      Dennis Brovarone, President

Date: October 9, 1998


EXHIBIT INDEX

EXHIBIT
NUMBER                   DESCRIPTION

16.1                     Letter re Change in Certifying Accountant dated
                         October 9, 1998.

October 9, 1998


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

                      RE:  Ethika Corporation
                           Change in Certifying Accountant

We have read Item 4 of Ethika Corporation's Form 8-k dated October 9, 1998 and are in agreement with the statements contained in the second paragraph therein.

Yours very truly,


PricewaterhouseCoopers LLP